Exhibit 10.7

EXECUTION

SALE AND PURCHASE AGREEMENT

AMONG

M17 ENTERTAINMENT LIMITED

INFINITY E.VENTURES ASIA III, L.P.

17 MEDIA JAPAN INC

AND

M17 GROWTH SPV LLC

DATED THE	DAY OF	2018

CONTENTS

1.	DEFINITIONS AND INTERPRETATION	1

2.	SALE AND PURCHASE OF SALE SHARES	4

3.	CONSIDERATION	4

4.	CONDITIONS PRECEDENT	5

5.	SPA COMPLETION	5

6.	PUT AND CALL OPTIONS	6

7.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS	8

8.	DURATION AND TERMINATION	10

9.	DEFAULT	11

10.	CONFIDENTIALITY	12

11.	MISCELLANEOUS	12

12.	GOVERNING LAW AND DISPUTE RESOLUTION	14

SCHEDULE 1		15

SALE AND PURCHASE AGREEMENT

THIS AGREEMENT is made on the             day of            2018 among:

(1)                                 M17 ENTERTAINMENT LIMITED (Registration Number 320106), a company established in the Cayman Islands with its registered address at Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands (“M17”);

(2)                                 INFINITY E.VENTURES ASIA III, L.P., (Registration Number MC-75320), with its registered address at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“IVP”);

(3)                                 17 MEDIA JAPAN INC, (Registration Number 010401132065) with its registered address at 3F Taikoen Building 1-3-8 Shibakoen Minatoku Tokyo 105-0011 Japan (“Company”); and

(4)                                 M17 Growth SPV LLC (Registration Number 514), a company established in the Cayman Islands with its registered address at 27 Hospital Road, George Town, Grand Cayman KY1-9008 Cayman Islands (“SPV” and together with IVP, the “Sellers”),

(each, a “Party” and collectively, the “Parties”).

WHEREAS:

(A)                               The Company, M17 and IVP had entered into a collaboration agreement on or around March 2018 (the “Collaboration Agreement”) to set out their intentions of cooperating with each other.

(B)                               As at the date of this Agreement, the Sellers are the sole legal and beneficial owners of the Company.

(C)                               Further to the Collaboration Agreement, the Sellers have agreed to sell to M17, and M17 has agreed to purchase from the Sellers, the Sale Shares (as defined below) on the terms and subject to the conditions in this Agreement.

IT IS HEREBY AGREED as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1.                            Definitions:

In this Agreement, unless the subject or context otherwise requires the following words and expressions shall have the following meanings:

“Acquisition” has the meaning ascribed to it in clause 2;

“Affiliates” means with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with, such person. The expression “control” (including its correlative meanings, “controlled by”, “controlling” and “under common control with”) shall mean, with respect to a corporation, the right to exercise, directly or indirectly, more than fifty per cent. (50%) of the voting rights attributable to the shares of the controlled corporation or to control the composition of the board of directors or to direct the board or management or business activities of such corporation and, with respect to any person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person;

“Business Day” means a day (other than a Saturday, Sunday or a gazetted public holiday in Singapore) when banks are open for banking business in Singapore;

“Call Option” has the meaning ascribed to it at Clause 6.1(a);

“Company Shares Incentive Plan” means such shares incentive plan of the Company to be instituted by the Company and administered by IVP (as may be amended from time to time) comprising a pool of shares of M17 that the Company (or its Affiliates) may from time to time grant to the employees, directors, external advisors and consultants of the Company for the purpose of incentivising such persons.

“Confidential Information” means any information which (a) a Party may have or acquire (whether before or after the date of this Agreement) in relation to the customers, suppliers, businesses, assets or affairs of the Company, (b) a Party or any member of its Group may have or acquire (whether before or after the date of this Agreement) in relation to the customers, suppliers, business, assets or affairs of the other party or any member of the other party’s Group as a consequence of the negotiations relating to this Agreement or any other agreement or document referred to in this Agreement or the performance of this Agreement or any other agreement or document referred to in this agreement or (c) relates to the contents of this Agreement (or any agreement or arrangement entered into pursuant to this Agreement);

“Control” (including its correlative meanings, “Controlled by”, “Controlling” and “under common Control with”) means the power to direct the management of the legal entity whether through the ownership of voting capital, by contract or otherwise, and includes, the direct or indirect ownership of fifty percent (50%) or more of voting shares.

“Encumbrance” means any mortgage, assignment of receivables, debenture, lien, hypothecation, charge, pledge, title retention, right to acquire, security interest, option, pre-emptive or other similar right, right of first refusal, restriction, third-party right or interest, any other encumbrance, condition or security interest whatsoever or any type of preferential arrangement (including without limitation, a title transfer or retention arrangement) having similar effect;

“Exercise Notice” has the meaning ascribed to it at Clause 6.2;

“First Tranche” has the meaning ascribed to it in Clause 3.1(a);

“Fully Diluted” means in respect of the share capital of any company, the total of all classes and series of shares outstanding on a particular date, combined with all options (that have been granted or reserved for grant under any share option scheme of that company), warrants, convertible securities of all kinds, preference shares, debentures or any other arrangements relating to that company’s equity, and the effect of any anti-dilution protection regarding previous financings, all on an “as if converted” basis. For the purpose of this definition, “as if converted” basis shall mean as if such instrument, option or security had been issued and converted into shares of that company

“Incentive Shares” means such number of shares in the share capital of M17 equal to a value equivalent to the Second Tranche amount that will be available for grant to employees, directors, external advisors and consultants of the Company pursuant to the Company Shares Incentive Plan and as determined by IVP;

“Insolvency Event” means the happening of any of these events in respect of a Party:

(a)                                the passing by that Party of a resolution for, or that Party being under, bankruptcy, judicial management, insolvency, winding up, liquidation, or other similar proceedings;

(b)                                the appointment of a trustee, judicial manager liquidator, custodian, or similar person in a proceeding referred to in paragraph (a) of this definition which appointment has not been set aside or stayed within 30 days;

(c)                                 the making by a court having jurisdiction of an order winding up or otherwise confirming the bankruptcy or insolvency of that Party, which order has not been set aside or stayed within 30 days;

(d)                                a receiver, receiver and manager, official manager, trustee, administrator, controller or similar official is appointed over any of the assets or undertaking of that Party for a period exceeding six (6) months;

(e)                                 except to reconstruct or amalgamate while solvent, that Party enters into, or resolves to enter into, a scheme of arrangement, deed of company arrangement or composition with, or assignment for the benefit of, all or any class of its creditors, or it proposes a reorganisation, moratorium or other administration involving any of them;

(f)                                   that Party is unable to pay its debts when they are due or states that it is insolvent; or

(g)                                  that Party suspends payment of its debts generally;

“IVP Shareholder Loans” means:

(a)                                means the loan of US$300,000 extended by IVP to the Company pursuant to a loan agreement entered into on 19 July 2017; and

(b)                                all other loans, debts, amounts, payment obligations and liabilities owing from the Company to IVP or SPV (excluding payments made by IVP to the Company in respect of the office lease for the Company) up to an amount equivalent to US$6 million (including the US$300,000 loan at (a) above);

“IVP Warrants” means the warrants issued by M17 to IVP exercisable for 1,928,417 series B preference shares of M17, as set forth in Clause 3.2(a) of the Collaboration Agreement.

“Liquidation Event” has the meaning ascribed to it in the shareholders agreement of M17 dated 24 August 2017 (as amended and supplemented from time to time);

“Net Consideration” has the meaning given to it in Clause 3.1;

“Parties” means the parties to this Agreement including their successors-in-title and permitted assigns (and in the case of IVP, its Affiliates), and “Party” means any of them.

“person” includes any individual, partnership, joint venture, corporation, limited liability company, trust, association, government, governmental agency or department or any other entity;

“Sale Shares” means 100% of the issued and paid up share capital of the Company;

“Second Tranche” has the meaning ascribed to it in Clause 3.1(b);

“SPA Completion” means the completion of the sale and purchase of the Sale Shares pursuant to Clause 5 of this Agreement;

“SPA Completion Date” means the date of the SPA Completion or such other date as all of the Parties may mutually agree in writing;

“Warrant Shares” has the meaning ascribed to it in Clause3.2(a)(i); and

“US$” or “USD” means the lawful currency of the United States of America.

1.2                               The expression “this Agreement” or any similar expression shall mean this present and any supplemental written agreement as may be in force from time to time or at any time. Any reference in this Agreement to “Recitals”, “Schedules” and “Clauses” are to the recitals, and schedules to, and clauses of, this Agreement.

1.3                               Unless the context otherwise requires, references to the singular number shall include references to the plural number and vice versa and references to natural persons shall include bodies corporate and the use of any gender shall include all genders.

1.4                               The headings to the Clauses in this Agreement are inserted for convenience only and shall not affect the interpretation of this Agreement.

2.                                    SALE AND PURCHASE OF SALE SHARES

The Sellers shall sell their Sale Shares, and M17 shall purchase such Sale Shares on the terms and subject to the conditions of this Agreement, free from all Encumbrances and with all rights, benefits and entitlements now or hereafter attaching thereto (the “Acquisition”).

3.                                    CONSIDERATION

3.1.                            The consideration for the Sale Shares shall be the amount equivalent to (the “Net Consideration”) the sum of the following:

(a)                                 the first tranche (“First Tranche”), being the aggregate sum of US$32,820,364.39 comprising (i) US$2,500,000 in cash, to be used for exercise of warrants issued to IVP and M17 previously and (ii) US$30,320,364.39 which shall be applied in accordance with Clause 3.2(a)(iii); and

(b)                                 the second tranche (“Second Tranche”), being the aggregate sum of US$7,293,414.31, which shall be applied by IVP towards incentivizing the employees of the Company.

The calculations of the First Tranche and the Second Tranche set out in further detail at Schedule 1 of this Agreement.

3.2.                            Each of IVP, SPV, and M17 agree that the Net Consideration shall only be satisfied by the following:

(a)                                 on the SPA Completion (First Tranche):

(i)                                     the issuance of 1,928,417 series B preference shares at the price of US$1.2964 per share by M17 to the Sellers in equal proportions having the terms and conditions set out in the memorandum and articles of association of M17 (the “Warrant Shares”);

(ii)                                  the issuance by M17 of a convertible note in aggregate principal amount of US$30,320,364.39 to the Sellers in equal proportions, bearing the same terms and conditions as the US$18,500,000 convertible notes issued by M17 on 26 January 2018; and

(b)                                 on SPA Completion (Second Tranche), the issuance by M17 of the Incentive Shares in the form of 3,206,817 restricted share units.

3.3.                            The Parties shall not be obliged to complete the sale and purchase of any of the relevant Sale Shares unless the Sellers discharge and release the Company from the IVP Shareholder Loans simultaneously.

3.4.                            The Parties further agree that, save for the payments due to streamers, the Company has no extraordinarily or exceptionally large accounts payable (as may be reasonably determined by M17) at the end of March 2018.

4.                                    CONDITIONS PRECEDENT

4.1.                            The Purchaser’s obligation to purchase the respective Sale Shares is conditional upon:

(a)                       the Sellers discharging and releasing the Company from the IVP Shareholder Loans simultaneously with the SPA Completion; and

(b)                       all representations, undertakings and warranties of the Sellers under this Agreement being complied with, materially true, accurate and correct as at the SPA Completion Date.

(c)                        All waivers or consents by the Sellers as M17 may reasonably require to enable M17 to be registered as the holder of the Sale Shares (if applicable) having been delivered by the Sellers to M17.

4.2.                            The Sellers shall fulfil the conditions specified in Clause 4.1. If any of the conditions in Clause 4.1 is not fulfilled or not waived by M17 by the SPA Completion Date, this Agreement shall ipso facto cease and determine and none of the Parties shall have any claim against the other for costs, damages, compensation or otherwise pursuant to this Agreement.

5.                                    SPA COMPLETION

5.1.                            Subject to Clause 4, the SPA Completion shall take place on the SPA Completion Date where all (and not only some) of the events described in this Clause 5 shall occur.

5.2.                            At the SPA Completion, the Sellers shall deliver or procure to be delivered to M17:

(a)                       a notice in writing to M17 to exercise all of the IVP Warrants into the Warrant Shares;

(b)                       duly executed transfer form in respect of the relevant Sale Shares in favour of M17 (or as it may direct) accompanied by the share certificates in respect of such Sale Shares;

(c)                        copies of the board resolutions of the Company approving, inter alia, the transfer of the Sale Shares to M17 and the lodgment of the notice of transfer of the Sale Shares, in order for the transfer of the Sale Shares to be updated in the register of members of the Company;

(d)                       all documents required to effect the stamping of this Agreement or the transfer forms (including such statutory declarations, letters, worksheets and valuation as the tax authorities may require); and

(e)                        a certified true copy of the register of members of the Company reflecting M17 as the holder of the Sale Shares.

5.3.                            At the SPA Completion, against compliance with the respective provisions of Clause 5.2, M17 shall issue:

(a)                       a convertible note in aggregate principal amount of US$30,320,364.39 to the Sellers in equal proportions, bearing the same terms and conditions as the US$18,500,000 convertible notes issued by M17 on 26 January 2018; and

(b)                       1,928,417 Series B shares.

5.4.                            If the documents or items required to be delivered by the Sellers to M17 on the SPA Completion Date are not forthcoming for any reason or if in any other respect the provisions of Clause 5.2 are not fully complied with by the Sellers, M17 shall be entitled to:

(a)                       defer such SPA Completion to a date not more than fourteen (14) days after the date set by Clause 5.1, as the case may be, so that the relevant provisions of Clause 5.2, as the case may be, shall apply to such SPA Completion as so deferred;

(b)                       proceed to SPA Completion so far as practicable but without prejudice to M17’s rights and remedies (whether under this Agreement generally or under this Clause) to the extent that the Sellers shall not have complied with its obligations hereunder; or

(c)                        terminate this Agreement, without prejudice to any other rights or remedies of M17.

6.                                      PUT AND CALL OPTIONS

6.1.                          If the Acquisition does not close by the SPA Completion Date:

(a)                                 M17 shall have a right (“Call Option”), exercisable on or after the SPA Completion Date and expiring on the earlier of either (i) 1 April 2019; or (ii) the date of M17’s Liquidation Event, to require IVP to sell 100% of the issued share capital of the Company to M17 at an amount equivalent to the sum of:

(i)                                     the sum of 2.25 X 45% X annualised revenue of the Company (recorded in accordance with Schedule 2 of the Collaboration Agreement) for the three consecutive calendar months: (aa) the preceding two calendar months at the time of delivering the Exercise Notice pursuant to Clause 6.2 and (bb) the calendar month starting on the day when the Exercise Notice is delivered pursuant to Clause 6.2 (the “Relevant Period”), less:

(A)                               net of accounts payable and accounts receivable by the Company on 1 April 2018; and

(B)                               such amount payable by IVP to M17 pursuant to the exercise of the IVP Warrants (being the amount of 1,928,417 multiplied by US$1.2964); and

(ii)                                  the sum of 2.25 X 10% X annualised revenue of the Company (recorded in accordance with Schedule 2 of the Collaboration Agreement) for the Relevant Period, which shall be applied by IVP towards incentivizing the employees of the Company.

(b)                                 IVP shall have a right (“Put Option”), exercisable on the date after 1 April 2018 and expiring on the earlier of either (i) 1 April 2019; or (ii) the date of exercise or expiry of the M17 Call Option (whichever earlier), to require M17 to purchase 100% of the issued share capital of the Company from IVP at an amount equivalent to the sum of:

(i)                                     the sum of 1.575 X 45% X annualised revenue of the Company (recorded in accordance with Schedule 2 of the Collaboration Agreement) for the Relevant Period, less:

(A)                               net of accounts payable and accounts receivable by the Company on 1 April 2018; and

(B)                               such amount payable by IVP to M17 pursuant to the exercise of the IVP Warrants (being the amount of 1,928,417 multiplied by US$1.2964); and

(ii)                                  the sum of 1.575 X 10% X annualised revenue of the Company (recorded in accordance with Schedule 2 of the Collaboration Agreement) for the Relevant Period, which shall be applied by IVP towards incentivizing the employees of the Company.

6.2.                          Either M17 and IVP may exercise their respective Call Option or Put Option by serving a written notice to the other Party confirming the exercise of the Call Option or Put Option (the “Exercise Notice”), provided that the Exercise Notice shall be delivered by M17 or IVP on the first day of a calendar month during the relevant option exercise periods stipulated above. Any Exercise Notice delivered that is not in compliance with this Clause shall be invalid. The Call Option or Put Option may be exercised only once in respect of 100% of the issued share capital of the Company (and not part thereof).

6.3.                          Each of IVP and M17 agree that the consideration for the sale and purchase of 100% of the issued share capital of the Company pursuant to the exercise of the Call Option or the Put Option shall only be satisfied by:

(a)                                 on exercise of the option, at the election of IVP, either:

(i)                                     the issuance by M17 of that number of shares of capital of M17 to the Sellers in equal proportions of equivalent value to the sum indicated at Clause 6.1(a)(i) or 6.1(b)(i) above (as the case may be), provided always that the shares shall be of such class to be discussed and agreed upon but the price per such share (on a Fully Diluted basis) in any case shall be equivalent to 15% discount to the lowest consensus price per share of M17 from bookrunners in any Liquidation Event of M17 (if applicable); or

(ii)                                  the issuance by M17 of a convertible note to the Sellers in equal proportions of an aggregate principal amount equivalent to the First Tranche, bearing the same terms and conditions as the US$18,500,000 convertible notes issued by M17 on 26 January 2018; and

(b)                                 on the exercise of the option, the issuance by M17 of such shares of M17 (of similar class and value as the shares referred to at Clause 6.3(a)(i) up to a value equivalent to the either amount stated at Clause 6.1(a)(ii) or 6.1(b)(ii) above (as the case may be).

6.4.                          The sale and purchase of 100% of the issued share capital of the Company pursuant to the exercise of the Call Option or the Put Option shall be deemed as the Acquisition (as defined in this Agreement) and the terms of this Agreement shall apply accordingly to such sale and purchase with the exception that any reference to the date of this Agreement shall be taken to mean the date of the exercise of the Call Option or the Put Option (as the case may be) or such other date as all of the Parties may mutually agree in writing.

7.                                    REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

7.1.                            Each of the Sellers, severally, and not jointly, represents and warrants to M17 that the following representations and warranties are true, complete and accurate as at the date hereof and as at the SPA Completion Date in all respects as if entered into afresh with reference to the facts and circumstances existing on such day:

(a)                       Such Seller is currently, and shall immediately prior to the SPA Completion be, the legal and beneficial owner of the relevant Sale Shares free from any Encumbrances;

(b)                       The relevant Sale Shares have been duly authorised, allotted, validly issued and fully paid up;

(c)                        It is entitled to sell and transfer or procure the sale and transfer of the relevant Sale Shares free from all and any Encumbrances together with all rights and benefits attaching thereto as at the SPA Completion Date and no other person shall have any rights of pre-emption over such Sale Shares as of the SPA Completion Date;

(d)                       It is a duly established legal entity in its country of incorporation and all necessary approvals, permits, authorisation and licences from the authorities required by it under the laws and regulations of its country of incorporation to enter into and perform this Agreement have been obtained and all actions have been taken by it to comply with all legal and other requirements necessary to ensure that by entering into this Agreement and performing its obligations hereunder it would not infringe any laws or regulations applicable to it or the terms of any such approval, permit, authorisation or licence;

(e)                        All actions, conditions and things required to be taken, fulfilled and done (including but not limited to the obtaining of any necessary consents), in order to:

(i)                           enable it lawfully to enter into, exercise its rights and perform and comply with its obligations under this Agreement; and

(ii)                        ensure that those obligations are valid, legally binding and enforceable, have been taken, fulfilled and done, or will be taken, fulfilled done on or prior to the SPA Completion;

(f)                         It has the necessary power and authority to enter into this Agreement and to exercise its rights and observe and perform its obligations hereunder and the execution of this Agreement by it has been duly authorised so that upon execution, this Agreement will constitute valid and binding obligations of such Party in accordance with its terms;

(g)                        Its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement do not and will not contravene or constitute a default under its constitutional documents or under any other agreement, contract, instrument or other form of commitment binding upon such Party; and

(h)                       No litigation, liquidation, bankruptcy, receivership, judicial management, arbitration or administrative proceedings are current or pending or threatened against such Seller (a) to restrain the entry into, exercise of the rights under or performance or enforcement of or compliance with its obligations under this Agreement; or (b) which has or could have a material adverse effect on such Seller, nor, to the best of knowledge of such Seller, are there any circumstances or facts which are likely to give rise to such proceedings.

7.2.                            M17 represents and warrants to the Sellers that the following representations and warranties are true, complete and accurate as at the date hereof and as at the SPA Completion Date in all respects as if entered into afresh with reference to the facts and circumstances existing on such day:

(a)                      immediately after the SPA Completion, the Warrant Shares shall be free from any Encumbrances;

(b)                       the Warrant Shares, when issued, will be duly authorised, allotted, validly issued and fully paid up;

(c)                        it is entitled to issue the Warrant Shares free from all and any Encumbrances together with all rights and benefits attaching thereto as at the SPA Completion Date and no other person shall have any rights of pre-emption over such Warrant Shares as of the SPA Completion Date;

(d)                       It is a duly established legal entity in its country of incorporation and all necessary approvals, permits, authorisation and licences from the authorities required by it under the laws and regulations of its country of incorporation to enter into and perform this Agreement have been obtained and all actions have been taken by it to comply with all legal and other requirements necessary to ensure that by entering into this Agreement and performing its obligations hereunder it would not infringe any laws or regulations applicable to it or the terms of any such approval, permit, authorisation or licence;

(e)                        All actions, conditions and things required to be taken, fulfilled and done (including but not limited to the obtaining of any necessary consents), in order to:

(i)                         enable it lawfully to enter into, exercise its rights and perform and comply with its obligations under this Agreement; and

(ii)                      ensure that those obligations are valid, legally binding and enforceable, have been taken, fulfilled and done, or will be taken, fulfilled done on or prior to the SPA Completion;

(f)                         It has the necessary power and authority to enter into this Agreement and to exercise its rights and observe and perform its obligations hereunder and the execution of this Agreement by it has been duly authorised so that upon execution, this Agreement will constitute valid and binding obligations of such Party in accordance with its terms;

(g)                        Its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement do not and will not contravene or constitute a default under its constitutional documents or under any other agreement, contract, instrument or other form of commitment binding upon such Party; and

(h)                       No litigation, liquidation, bankruptcy, receivership, judicial management, arbitration or administrative proceedings are current or pending or threatened against M17 (a) to restrain the entry into, exercise of the rights under or performance or enforcement of or compliance with its obligations under this Agreement; or (b) which has or could have a material adverse effect on M17, nor, to the best of knowledge of M17, are there any circumstances or facts which are likely to give rise to such proceedings.

7.3.                            No Party shall do or permit or procure any act or omission on or before the SPA Completion which would constitute a breach of any of the representations and warranties specified in Clauses 7.1 or 7.2, as applicable, above if they were given at any and all times from the date hereof down to the SPA Completion or which would make any of such representations/warranties inaccurate or misleading in any respect if they were so given.

7.4.                            The representations, warranties and undertakings given under or pursuant to this Clause 7:

(a)                       shall be separate and independent;

(b)                      shall be fulfilled down to, and will be true and correct in all respects and not misleading at, the SPA Completion as if they had been entered into afresh at the SPA Completion; and

(c)                        shall not in any respect be extinguished or affected by the SPA Completion, or by any other event or matter whatsoever, except by a specific and duly authorised written waiver or release by the relevant Party for whose benefit the representation, warranty and undertaking was given.

8.                                    DURATION AND TERMINATION

8.1.                          Termination

Subject to Clause 5.4(c), this Agreement shall take effect from the date of this Agreement without limit in time and shall cease and determine:

(a)                              by the unanimous agreement of all the Parties in writing; or

(b)                              upon the occurrence of an Event of Default.

8.2.                          Release of Parties from Obligations

Upon termination of this Agreement, each of the Parties shall (save, however, for Clauses 9, 11 and 12) be released from its obligations under this Agreement.

8.3.                          Rights of Parties Upon Termination

Upon termination of this Agreement, none of the Parties shall have any claims against the other(s) for costs, damages, compensation or otherwise save in respect of any right of action already accrued to any of the Parties in respect of any breach of this Agreement by the other Parties prior to such termination.

9.                                    DEFAULT

9.1.                          Event of Default

An Event of Default occurs in respect of a Party (“Defaulting Party”) if, prior to Completion:

(a)                              material breach:

(i)                                     a Party commits a material breach of any obligation under this Agreement or any of the agreements referred to in this Agreement;

(ii)                                  the other Party gives written notice of the breach to the Defaulting Party; and

(iii)                               the other Party does not remedy the breach, if remediable, within twenty- eight (28) days after the date of the notice, subject to any longer period as agreed by the parties (such extended period not to exceed sixty (60) days);

(b)                                 that Party ceases or threatens to cease to carry on business;

(c)                                  that Party suffers an Insolvency Event; or

(d)                                 a change in Control occurs in respect of that Party (except for a change of Control resulting from an initial public offering of shares by that Party or any of its Affiliates).

9.2.                          Effect of Event of Default

If an Event of Default occurs, the Parties not in default (each a “Non-Defaulting Party”) each has the right to terminate this Agreement pursuant to clause 9.1 without limitation to its other rights (including the right to claim damages under applicable laws) and the rights of the Non-Defaulting Parties are cumulative and non-exclusive.

10.                             CONFIDENTIALITY

10.1.                   All Confidential Information shall be kept in the strictest confidence by the recipient unless or until compelled to disclose by judicial or administrative procedures or in the opinion of his counsel, by other requirements of law, or the recipient can reasonably demonstrate that:

10.1.1.           such Confidential Information is or part of it is, in the public domain (other than by virtue of the recipient’s actions and/or omissions) or that the information has also been received from a third party which, to the actual knowledge of the recipient is not subject to any confidentiality obligations with respect to such information whereupon, to the extent that it is public, this obligation shall cease; or

10.1.2.           such Confidential Information is required to be furnished to the bankers or investors or potential investors of any of the Parties or to any regulatory agencies as part of a public flotation exercise or a fund-raising exercise, involving any of the Parties or the Company, and in such cases, this obligation shall cease only to the extent required under the respective circumstances,

10.1.3.           provided that nothing herein shall prohibit any Party from disclosing any information referred to in this Clause to its auditors or other professional advisers or where such disclosure is required by law, any regulatory body or the rules and regulations of any recognised stock exchange.

11.                             MISCELLANEOUS

11.1.                     Entire Agreement

This Agreement embodies all the terms and conditions agreed upon between the Parties as to the subject matter of this Agreement and supersedes and cancels in all respects all previous agreements and undertakings, if any, between the Parties with respect to the subject matter hereof, whether such be written or oral.

11.2.                     Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of any Party, any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy.

11.3.                     Assignment

This Agreement shall be binding on and shall enure for the benefit of the Parties and their respective successors and assigns. Any reference in this Agreement to any Party shall be construed accordingly. No Party may assign and/or transfer its rights, benefits and obligations under this Agreement to any person without the prior written consent of the other Parties.

11.4.                  Costs

Each Party shall bear its own legal, professional and other costs and expenses incurred by it in connection with the negotiation, preparation or completion of this Agreement.

11.5.                     Notices

All notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered by hand, by courier or prepaid registered post with recorded delivery, or by facsimile transmission (including e-mail) addressed to the intended recipient thereof at its address or at its facsimile number or e-mail address, and marked for the attention of such person (if any), designated by it to the other Party for the purposes of this Agreement or to such other address or facsimile number, and marked for the attention of such person, as a Party may from time to time duly notify the other in writing. The initial address, telephone number, fax number, e-mail address and person (if any) so designated by the Parties are set out below.

M17
Address :	6F., No. 2, Sec.5, Xinyi Rd., Xinyi Dist., Taipei City 110, Taiwan
Tel :	+86 138-1836-6202
E-mail Address :	shang@17.media
Attention :	Shang Koo

IVP
Address :	1-7-22-103 Yuigahama Kamakura Kanagawa Japan 248-0014
Tel :	+81-80-5472-3115
E-mail Address :	akio@infinityventures.com/ yuri@infinityventures.com
Attention :	Yuri Kawamura

SPV
Address :	27 Hospital Road, George Town, Grand Cayman KY1-9008 Cayman Islands
Tel :	+886 2547 2089
E-mail Address :	Joyce@abico.cc
Attention :	Joyce Hsieh

Company
Address :	3F Taikoen Building 1-3-8 Shibakoen Minatoku Tokyo 105-0011 Japan
Tel :	+81-50-3692-4021
E-mail Address :	hiro@17.media
Attention :	Hirofumi Ono

Any notice, demand or communication so served by hand, courier with recorded delivery, fax, e-mail or post shall be deemed to have been duly given (i) in the case of delivery by hand or by courier, when delivered; (ii) in the case of fax or e-mail, at the time of transmission provided that the sender does not receive any indication that the message has not been successfully transmitted to the intended recipient; (iii) in the case of post, on the second Business Day after the date of posting (if sent by local mail) and on the seventh Business Day after the date of posting (if sent by air mail), provided that in each case where delivery by hand, by courier or by fax occurs on a day which is not a Business Day or after 6pm on a Business Day, service shall be deemed to occur at 9am on the next following Business Day. References to time in this Clause are to local time in the country of the addressee.

11.6.                     Illegality

If a court of competent jurisdiction holds any provision of this Agreement to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions of this Agreement shall not be affected thereby.

11.7.                     Counterparts

This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Agreement by signing any such counterpart (which may include counterparts delivered by facsimile and/or electronic transmission) and each counterpart shall be as valid and effectual as if executed as an original.

11.8.                     Rights of Third Parties

A person who is not a party to this Agreement shall have no rights under the Contracts (Rights of Third Parties) Act (Chapter 53B) to enforce any term of this Agreement.

11.9.                     Variations

No variation of this Agreement (or of any of the documents referred to in this Agreement) shall be valid unless it is in writing and signed by or on behalf of each Party. The expression “variation” shall include any amendment, supplement, deletion or replacement however effected. Unless expressly agreed, no variation shall constitute a general waiver of any provisions of this Agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this Agreement which have already accrued up to the date of variation, and the rights and obligations of the Parties under or pursuant to this Agreement shall remain in full force and effect, except and only to the extent that they are so varied.

12.                               GOVERNING LAW AND DISPUTE RESOLUTION

12.1.                   This Agreement shall be governed by, and construed in accordance with, the laws of Singapore.

12.2.                    Any dispute shall be referred to and finally resolved by arbitration in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC”) which rules are deemed to be incorporated by reference in this provision. The number of arbitrators shall be one, who shall be jointly appointed by the Parties, or if the Parties are unable to agree on the appointment of the arbitrator within one (1) month of the notice of arbitration, to be appointed by the President of the Court of Arbitration of the SIAC. The seat of the arbitration shall be Singapore, and the language of the arbitration shall be English.

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SCHEDULE 1

CALCULATIONS OF FIRST TRANCHE AND SECOND TRANCHE

IN WITNESS WHEREOF the Parties hereto have entered into this Agreement on the day and year first above-written.

M17

Signed by		}
Name:	Jiexian, Joseph Phua		/s/ Jiexian, Joseph Phua
Title:
for and on behalf of
M17 ENTERTAINMENT LIMITED

Execution page to the Sale and Purchase Agreement

IVP

Signed by		}
Name:	Akio Tanaka		/s/ Akio Tanaka
Title:
for and on behalf of
INFINITY E.VENTURES ASIA III, L.P.

Execution page to the Sale and Purchase Agreement

SPV

Signed by		}
Name:	Joseph Huang		/s/ Joseph Huang
Title:
for and on behalf of
M17 Growth SPV LLC

Execution page to the Sale and Purchase Agreement

THE COMPANY

Signed by		}
Name:	Ono Hirofumi		/s/ Ono Hirofumi
Title:
for and on behalf of
17 MEDIA JAPAN INC

Execution page to the Sale and Purchase Agreement